       As filed with the Securities and Exchange Commission on December 18, 2000
                                                      Registration No. 333-_____
================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                              -------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                              -------------------
                                CACHEFLOW INC.
            (Exact name of registrant as specified in its charter)

                   Delaware                                     7373                            91-1715963
         (State or other jurisdiction               (Primary Standard Industrial               (IRS Employer
       of incorporation or organization)             Classification Code Number)            Identification No.)

                               650 Almanor Avenue
                           Sunnyvale, California 94086
               (Address of principal executive offices) (Zip Code)
                               -------------------
                                 CACHEFLOW INC.
                     Entera, Inc. 1999 Equity Incentive Plan
                     Entera, Inc. 2000 Equity Incentive Plan
             Shares Acquired under Written Compensatory Agreements
                            (Full title of the Plans)
                              -------------------
                              Michael A. Johnson
                            Chief Financial Officer
                                CACHEFLOW INC.
                              650 Almanor Avenue
                          Sunnyvale, California 94086
                    (Name and address of agent for service)
                                (408) 220-2200
         (Telephone number, including area code, of agent for service)
                              -------------------
                        CALCULATION OF REGISTRATION FEE
================================================================================

                  Title of Securities           Amount        Proposed Maximum    Proposed Maximum       Amount of
                         to be                   to be         Offering Price     Aggregate Offering    Registration
                       Registered             Registered (1)   per Share (2)           Price (2)           Fee
                       ----------             ----------       ---------               -----               ---
Entera, Inc. 1999 Equity Incentive Plan
---------------------------------------
   Options to purchase Common Stock             16,145              N/A                 N/A                  N/A
   Common Stock (par value $.0001)              16,145            $62.75          $ 1,013,098.75            $267.46

Entera, Inc. 2000 Equity Incentive Plan
---------------------------------------
   Options to purchase Common Stock              387,880            N/A                 N/A                   N/A
   Common Stock (par value $.0001)               387,880          $62.75          $24,339,470.00            $6,425.62

Shares Acquired Written Compensatory Agreements
-----------------------------------------------
   Common Stock (par value $.0001)                10,000          $62.75          $   627,500.00            $  165.66

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Entera, Inc. 1999 Equity Incentive Plan, the Entera, Inc. 2000 Equity Incentive Plan and Written Compensatory Agreements by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of CacheFlow Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low price per share of Common Stock of CacheFlow Inc. on December 13, 2000.

                                    PART II

               Information Required in the Registration Statement



Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

         CacheFlow Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         (a) The Registrant's Annual Report on Form 10-K filed with the SEC for the fiscal year ended April 30, 2000;

         (b) The Registrant's Quarterly Report on Form 10-Q filed with the SEC for the fiscal quarter ended July 31, 2000;

         (c) The Registrant's Quarterly Report on Form 10-Q filed with the SEC for the fiscal quarter ended October 31, 2000;

         (d) The description of the Registrant's outstanding Common Stock contained in the Registrant's Registration Statement No. 000-28139 on Form 8-A12G filed with the SEC on November 16, 1999, pursuant to Section 12 of the 1934 Act, including any amendment or report filed for the purpose of updating such description.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities
         -------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. The Registrant's Bylaws provide for mandatory indemnification of its directors and permissible indemnification of officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnification

Agreements with its directors. The Indemnification Agreements provide the Registrant's directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

         The sale and issuance of securities to the registered stockholders by CacheFlow Inc. to whom the shares offered for resale pursuant to this Registration Statement were sold were in each case deemed to be exempt from registration under the Securities Act of 1933 by virtue of Section 4(2) thereof.


Item 8.  Exhibits
         --------

Exhibit Number        Exhibit
--------------        -------
     4                Instrument Defining Rights of Stockholders. Reference is
                      made to Registrant's Registration Statement No. 000-28139 on Form 8-A12G, which is incorporated herein by reference pursuant to Item 3(d) of this Registration Statement.
     5                Opinion and consent of Gunderson Dettmer Stough Villeneuve
                      Franklin & Hachigian, LLP.
    23.1              Consent of Ernst & Young LLP, Independent Auditors.
    23.2              Consent of Gunderson Dettmer Stough Villeneuve Franklin &
                      Hachigian, LLP is contained in Exhibit 5.
    24                Power of Attorney. Reference is made to page II-4 of this
                      Registration Statement.
    99.1              Form of Stock Option Agreement for the Entera, Inc. 1999
                      Equity Incentive Plan.
    99.2              Form of Stock Option Agreement for the Entera, Inc. 2000
                      Equity Incentive Plan.
    99.3              Form of Written Compensatory Agreement.


Item 9.  Undertakings
---------------------

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall
                        --------
not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Entera, Inc. 1999 Equity Incentive Plan, the Entera, Inc. 2000 Equity Incentive Plan, and the Written Compensatory Agreements.


         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California on this 18th day of December, 2000.

                            CACHEFLOW INC.


                            By: /s/ Brian M. NeSmith
                               -------------------------------------------------
                               Brian M. NeSmith
                               Chief Executive Officer, President, and Director


                               POWER OF ATTORNEY
                               -----------------

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of Cacheflow Inc., a Delaware corporation, do hereby constitute and appoint Brian M. NeSmith and Michael A. Johnson, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                     Title                                                       Date
---------                     -----                                                       ----
                              Chief Executive Officer, President, and Director            December 18, 2000
/s/ Brian M. NeSmith
_________________________
    Brian M. NeSmith          (Principal Executive Officer)

                              Chief Financial Officer, Vice President, and                December 18, 2000
/s/ Michael J. Johnson
_________________________
   Michael J. Johnson         Secretary (Principal Financial and Accounting Officer)

/s/ Marc Andreessen           Director                                                    December 18, 2000
_________________________
    Marc Andreessen

                              Director                                                    December __, 2000
_________________________
     David W. Hanna

                              Director                                                    December 18, 2000
/s/ Stuart G. Phillips
_________________________
   Stuart G. Phillips


  /s/ Andrew Rachleff         Director                                                    December 18, 2000
_________________________
    Andrew Rachleff

                                EXHIBIT INDEX

      Exhibit Number     Exhibit
      --------------     -------
          4              Instrument Defining Rights of Stockholders. Reference
                         is made to CacheFlow Inc.'s Registration Statement No.
                         0-28139 on Form 8-A, which is incorporated herein by reference under Item 3(b) of this Registration
                         Statement.
          5              Opinion and consent of Gunderson Dettmer Stough
                         Villeneuve Franklin & Hachigian LLP.
         23.1            Consent of Ernst & Young LLP, Independent Auditors.
         23.2            Consent of Gunderson Dettmer Stough Villeneuve Franklin
                         & Hachigian LLP is contained in Exhibit 5.
         24              Power of Attorney. Reference is made to page II-4 of
                         this Registration Statement.
         99.1            Form of Stock Option Agreement for Entera, Inc. 1999
                         Equity Incentive Plan.
         99.2            Form of Stock Option Agreement for Entera, Inc. 2000
                         Equity Incentive Plan.
         99.3            Form of Written Compensation Agreement.